EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Midwest Energy Emissions Corp. (the “Corporation”) on Form 10-K for period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Johnny F. Norris, Jr., Chairman and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 and the Sarbanes-Oxley Act of 2002:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: March 12, 2013	By:	/s/ Johnny F. Norris, Jr.
JOHNNY F. NORRIS, JR.
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.